PRICING AGREEMENT

September 27, 2012

The Remarketing Agents listed on Schedule I

Ladies and Gentlemen:

Reference is made to the Remarketing Agreement, dated August 27, 2012 (the “Remarketing Agreement”), among MetLife, Inc., a Delaware Corporation, Deutsche Bank Trust Company Americas, not individually but solely as Stock Purchase Contract Agent, and Deutsche Bank Securities Inc. (together with the institutions appointed as Remarketing Agents pursuant to Section 8 thereof, the “Remarketing Agents”) in connection with the remarketing of the securities specified in the Final Term Sheet set forth as Annex A hereto (the “Remarketed Securities”). Unless otherwise defined herein, terms defined in the Remarketing Agreement are used herein as therein defined.

Each of the provisions of the Remarketing Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement (this “Agreement”) to the same extent as if such provisions had been set forth in full herein, except that the Commission registration statement file number set forth in Section 2(a) thereof shall be deemed to be “Form S-3 (No. 333-170876)”; and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the Applicable Time, the date of this Agreement and the Remarketing Settlement Date. Each reference to the Remarketing Agents herein and in the provisions of the Remarketing Agreement incorporated herein by reference shall be deemed to refer to you.

The Final Prospectus relating to the Remarketed Securities is now proposed to be filed with the Commission, in accordance with Section 3(a) of the Remarketing Agreement.

Subject to the terms and conditions set forth herein and in the Remarketing Agreement incorporated herein by reference, the Company and the Remarketing Agents agree that: (i) final terms of the Remarketed Securities shall be as specified in the Final Term Sheet set forth as Annex A hereto; (ii) pursuant to Section 1(i) of the Remarketing Agreement, the Remarketing Fee for the First Tranche Series C Debt Securities shall be 35 basis points (0.35%) and the Remarketing Fee for the Second Tranche Series C Debt Securities shall be 45 basis points (0.45%) and (iii) the “Applicable Time” means 6:00 p.m. (Eastern Time) on September 27, 2012.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Remarketing Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Remarketing Agents and the Company.

2

Very truly yours,

METLIFE, INC.

By:	/s/ Marlene B. Debel
Name:	Marlene B. Debel
Title:	Senior Vice President and Treasurer

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
Name:	Mary Hardgrove
Title:	Director

By:	/s/ Dennis Ho
Name:	Dennis Ho
Title:	Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name:	Sharon Harrison
Title:	Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	ED

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

By:	/s/ John Scerri
Name:	John Scerri
Title:	Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CRÉDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Nick Leopardi
Name:	Nick Leopardi
Title:	Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name:	Valerie Shadeck
Title:	Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Dan Vallimarescu
Name:	Dan Vallimarescu
Title:	MD

By:	/s/ Richard N. Zobkiw, Jr.
Name:	Richard N. Zobkiw, Jr.
Title:	Vice President

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

SG AMERICAS SECURITIES, LLC

By:	/s/ Sabina Ceddia
Name:	Sabina Ceddia
Title:	Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

STANDARD CHARTERED BANK

By:	/s/ Adam Tyrell
Name:	Adam Tyrell
Title:	Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

C.L. KING & ASSOCIATES, INC.

By:	/s/ Scott White
Name:	Scott White
Title:	Senior Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

DREXEL HAMILTON, LLC

By:	/s/ John D. Kerin
Name:	John D. Kerin
Title:	Sr. VP Syndicate

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

LEBENTHAL & CO., LLC

By:	/s/ James Sampson
Name:	James Sampson
Title:	Senior Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof: September 27, 2012

MURIEL SIEBERT & CO., INC.

By:	/s/ Charles Sorkin
Name:	Charles Sorkin
Title:	Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Larry F. Goldman
Name:	Larry F. Goldman
Title:	Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

TOUSSAINT CAPITAL PARTNERS, LLC

By:	/s/ Avery Byrd
Name:	Avery Byrd
Title:	CEO/Chairman

[Signature Page to the Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Remarketing Agents

Deutsche Bank Securities Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Credit Agricole Securities (USA) Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank

C.L. King & Associates, Inc.

Drexel Hamilton, LLC

Lebenthal & Co., LLC

Muriel Siebert & Co., Inc.

Samuel A. Ramirez & Company, Inc.

Toussaint Capital Partners, LLC

ANNEX A

TO PRICING AGREEMENT

MetLife, Inc.

Final Term Sheet

$500,000,000 1.756% Series C Senior Component Debentures, Tranche 1

$500,000,000 3.048% Series C Senior Component Debentures, Tranche 2

$500,000,000 1.756% Series C Senior Component Debentures, Tranche 1

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	1.756% Series C Senior Component Debentures, Tranche 1 (“First Tranche Series C Debentures”)

Aggregate Principal Amount:	$500,000,000

Remarketed Principal Amount:	$500,000,000

Maturity Date:	December 15, 2017[1]

Pricing Date:	September 27, 2012

Settlement Date:	October 4, 2012

Interest Rate and Interest Payment Dates:

1.756% per annum from, and including, October 4, 2012. Interest on the First Tranche Series C Debentures will be paid on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2012.

On December 15, 2012, holders of record as of the close of business on December 1, 2012 of the First Tranche Series C Debentures (whether or not such

[1]	The First Tranche Series C Debentures will have an initial maturity of June 15, 2018, which, effective October 10, 2012, will be adjusted to December 15, 2017.

day is a Business Day) will be entitled to receive a payment of accrued and unpaid interest on the principal amount of the First Tranche Series C Debentures (i) at a rate of 1.564% per annum on the Original First Tranche Series C Debentures for the period from, and including, September 15, 2012 to, but excluding, October 4, 2012 and (ii) at a rate of 1.756% per annum on the First Tranche Series C Debentures for the period from, and including, October 4, 2012 to, but excluding, December 15, 2012.

First Interest Payment Date following the Remarketing:	December 15, 2012

Anticipated Ratings:*	[Reserved]

[Reserved]

[Reserved]

Benchmark Treasury:	UST 0.625% due August 31, 2017

Spread to Benchmark Treasury:	T + 105.1 bps

Benchmark Treasury Price and Yield:	(100-01) 0.619%

Yield to Maturity:	1.670%

Ranking:	Senior Unsecured

Redemption:	The Issuer will not have the right to redeem any First Tranche Series C Debentures before October 10, 2014. On and after October 10, 2014, the First Tranche Series C Debentures will be redeemable at the Issuer’s option, in whole or in part, at any time and from time to time at a price payable in cash equal to the “Debenture Redemption Price” calculated as described in the preliminary prospectus supplement dated September 27, 2012.

CUSIP / ISIN:	CUSIP: 59156R BE7

ISIN: US59156RBE71

Price to the Public:	100.5119% of the remarketed principal amount (of which 0.0826% of the remarketed principal amount represents accrued and unpaid interest on the Original First Tranche Series C Debentures for the period from, and including, September 15, 2012 to, but excluding, October 4, 2012)

Remarketing Fee to Remarketing Agents:	0.35%

Remarketing Agents:	Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., PNC Capital Markets LLC, Santander Investment Securities Inc., SG Americas Securities, LLC, Standard Chartered Bank, C.L. King & Associates, Inc., Drexel Hamilton, LLC, Lebenthal & Co., LLC, Muriel Siebert & Co., Inc., Samuel A. Ramirez & Company, Inc., Toussaint Capital Partners, LLC

$500,000,000 3.048% Series C Senior Component Debentures, Tranche 2

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	3.048% Series C Senior Component Debentures, Tranche 2 (“Second Tranche Series C Debentures”)

Aggregate Principal Amount:	$500,000,000

Remarketed Principal Amount:	$500,000,000

Maturity Date:	December 15, 2022[2]

Pricing Date:	September 27, 2012

Settlement Date:	October 4, 2012

[2]	The Second Tranche Series C Debentures will have an initial maturity of June 15, 2023, which, effective October 10, 2012, will be adjusted to December 15, 2022.

Interest Rate and Interest Payment Dates:

3.048% per annum from, and including, October 4, 2012. Interest on the Second Tranche Series C Debentures will be paid on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2012.

On December 15, 2012, holders of record as of the close of business on December 1, 2012 of the Second Tranche Series C Debentures (whether or not such day is a Business Day) will be entitled to receive a payment of accrued and unpaid interest on the principal amount of the Second Tranche Series C Debentures (i) at a rate of 1.564% per annum on the Original Second Tranche Series C Debentures for the period from, and including, September 15, 2012 to, but excluding, October 4, 2012 and (ii) at a rate of 3.048% per annum on the Second Tranche Series C Debentures for the period from, and including, October 4, 2012 to, but excluding, December 15, 2012.

First Interest Payment Date following the Remarketing:	December 15, 2012

Anticipated Ratings:*	[Reserved]

[Reserved]

[Reserved]

Benchmark Treasury:	UST 1.625% due August 15, 2022

Spread to Benchmark Treasury:	T + 135 bps

Benchmark Treasury Price and Yield:	(99-29) 1.635%

Yield to Maturity:	2.985%

Ranking:	Senior Unsecured

Redemption:	The Issuer will not have the right to redeem any Second Tranche Series C Debentures before October 10, 2014. On and after October 10, 2014, the Second Tranche Series C Debentures will be redeemable at the Issuer’s option, in whole or in part, at any time and from time to time at a price payable in cash equal to the “Debenture Redemption Price” calculated as described in the preliminary prospectus supplement dated September 27, 2012.

CUSIP / ISIN:	CUSIP: 59156R BF4

ISIN: US59156RBF47

Price to the Public:	100.6334% of the remarketed principal amount (of which 0.0826% of the remarketed principal amount represents accrued and unpaid interest on the Original Second Tranche Series C Debentures for the period from, and including, September 15, 2012 to, but excluding, October 4, 2012)

Remarketing Fee to Remarketing Agents:	0.45%

Remarketing Agents:	Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., PNC Capital Markets LLC, Santander Investment Securities Inc., SG Americas Securities, LLC, Standard Chartered Bank, C.L. King & Associates, Inc., Drexel Hamilton, LLC, Lebenthal & Co., LLC, Muriel Siebert & Co., Inc., Samuel A. Ramirez & Company, Inc., Toussaint Capital Partners, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

All terms used and not otherwise defined in this term sheet have the respective meanings assigned to such terms in the preliminary prospectus supplement dated September 27, 2012.

The Issuer has filed a registration statement, including a prospectus, and preliminary prospectus supplement, with the SEC for the remarketing to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this remarketing. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any Remarketing Agent

participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at (800) 503-4611, by calling Credit Suisse Securities (USA) LLC toll free at (800) 221-1037, by calling J.P. Morgan Securities LLC collect at (212) 834-4533, or by calling Morgan Stanley & Co. LLC toll free at (866) 718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.